SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 13, 2005

Atlantic Express Transportation Corp.

(Exact Name of Registrant as Specified in Charter)

New York	4151	13-392-4567
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7 North Street Staten Island, New York 10302-1205
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (718) 556-8079

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Please note that Atlantic Express Transportation Corp. is not a public reporting company and is submitting this Current Report in order to comply with a reporting obligation under an indenture governing its debt securities.

Item 1.01.                                          Entry into a Material Definitive Agreement.

On January 13, 2005, Atlantic Express Transportation Corp. (the “Company”) entered into a Letter Agreement (the “January Letter Agreement”), among the Company, Atlantic Express Transportation Group Inc. (“Group”) and Domenic Gatto, amending the Fourth Amended and Restated Employment Agreement, dated November 25, 2003, among the Company, Group and Domenic Gatto to provide certain incentive bonuses upon the successful extension of the Company’s school bus transportation contract with the New York City Department of Education.  A copy of the January Letter Agreement is attached hereto as Exhibit 10.3.

On January 19, 2005, Congress Financial Corporation (“Congress”) amended (the “Fourth Amendment”) its Second Amended and Restated Loan and Security Agreement, dated April 22, 2004 (the “Senior Credit Facility”), in order to amend the definition of “Administrative Expense Reserve.”  A copy of the Fourth Amendment is attached hereto as Exhibit 10.1.

In connection with the Fourth Amendment, on January 19, 2005, the Company entered into a Waiver Agreement, among the Company, Congress and the other borrowers and guarantors party thereto (the “Waiver Agreement”), in order to waive certain existing events of defaults under the Senior Credit Facility caused by the Company’s failure to comply with certain EBITDA requirements under the Senior Credit Facility for the twelve months ended September 30, 2004, October 31, 2004 and November 30, 2004.  A copy of the Waiver Agreement is attached hereto as Exhibit 10.2.

On March 2, 2005, the Company entered into a Letter Agreement (the “March Letter Agreement”), among the Company, Group and Domenic Gatto, amending the Fourth Amended and Restated Employment Agreement, dated November 25, 2003, among the Company, Group and Domenic Gatto to extend the term of Domenic Gatto’s employment by one year.  A copy of the March Letter Agreement is attached hereto as Exhibit 10.4.

On March 3, 2005, Wachovia Bank, National Association, as successor to Congress, amended its Senior Credit Facility (the “Fifth Amendment”) in order to allow the Company to issue $15.0 million in aggregate principal amount of its 10% Third Priority Senior Secured Notes due 2008 and to amend the minimum EBITDA requirements under the Senior Credit Facility.  A copy of the Fifth Amendment is attached hereto as Exhibit 10.5.

On March 4, 2005, the Company announced that it had closed its offering of $15.0 million principal amount of its 10% Third Priority Secured Notes due 2008 (the “Third Priority Notes”), which were issued with warrants to acquire 40,725 shares of the Company’s common stock (the “Warrants”).  In connection with the closing of the offering, the Company executed a Note and Warrant Purchase Agreement, dated March 3, 2005, among the Company, the guarantors party thereto and Airlie Opportunity Capital Management, L.P. (“Airlie”) (attached hereto as Exhibit 4.2), a Promissory Note representing the Notes (as defined below), dated March 3, 2005 (attached hereto as Exhibit 4.3), a Warrant representing the Warrants, dated March 3, 2005 (attached hereto as Exhibit 4.4), an Equity Registration Rights Agreement, dated March 3, 2005, among the Company, the guarantors party thereto and Airlie (attached hereto as Exhibit 4.5), an Amended and Restated Intercreditor Agreement, dated March 3, 2005, among the Company, the guarantors party thereto, The Bank of New York, solely in its capacity as collateral agent for the Notes, Airlie, solely in its capacity as collateral agent for the Third Priority Notes, and Wachovia Bank, National Association, as successor to Congress (attached hereto as Exhibit 4.6), and a Security Agreement, dated March 3, 2005, among the Company, the guarantors party thereto and Airlie (attached hereto as Exhibit 4.7).  A copy of the press release announcing the consummation of the offering and the execution of the Supplemental Indenture (as defined below) is attached hereto as Exhibit 99.3.

Item 8.01.                                          Other Events

On February 15, 2005, the Company initiated a consent solicitation (the “Consent Solicitation”) of the holders of its 12% Senior Secured Notes due 2008 and Senior Secured Floating Rate Notes due 2008 (together, the “Notes”) in connection with proposed amendments and waivers to the Indenture governing the Notes.  The solicitation of consents expired at 5:00 p.m., New York City time, on February 23, 2005.  The Consent Solicitation sought, among other things, waiver of the Company’s compliance with the “Maintenance of Consolidated EBITDA” covenant for the four consecutive full fiscal quarters ended September 30, 2004 and December 31, 2004.  The waiver was sought because the Company anticipated its “Consolidated EBITDA”, as defined in the Indenture governing the Notes, to be approximately $21.9 million and $18.4 million for the four fiscal quarters ended September 30, 2004 and December 31, 2004, respectively.  The Company is presently in the process of preparing its Quarterly Reports on Form 10-Q for the periods ended September 30, 2004 and December 31, 2004, and accordingly, these preliminary “Consolidated EBITDA” figures are subject to change and adjustment.  A copy of the press release announcing the tender offer and consent solicitation is attached hereto as Exhibit 99.1.

On March 1, 2005, the Company announced that it had received and accepted consents from the holders of a majority of the outstanding principal amount of its Notes (the “Requisite Consents”) pursuant to the Company’s Consent Solicitation Statement, dated February 15, 2005, and the related Consent Letter.  A copy of the press release announcing the receipt of the Requisite Consents is attached hereto as Exhibit 99.2.

On March 3, 2005, after receiving the Requisite Consents, the Company executed a Supplemental Indenture (the “Supplemental Indenture”), between the Company, the guarantors party thereto, and The Bank of New York, as trustee, to the Indenture governing the Notes.  A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1.

Item 9.01.                                          Financial Statements and Exhibits.

(c) Exhibits:

4.1	Supplemental Indenture, dated March 3, 2005.
4.2	Note and Warrant Purchase Agreement, dated March 3, 2005.
4.3	Promissory Note, dated March 3, 2005.
4.4	Warrant, dated March 3, 2005.
4.5	Equity Registration Rights Agreement, dated March 3, 2005.
4.6	Amended and Restated Intercreditor Agreement, dated March 3, 2005.
4.7	Security Agreement, dated March 3, 2005.
10.1	Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated January 19, 2005.
10.2	Waiver Agreement, dated January 19, 2005.
10.3	Letter Agreement, dated January 13, 2005.
10.4	Letter Agreement, dated March 2, 2005.
10.5	Amendment No. 5 to Second Amended and Restated Loan and Security Agreement, dated March 3, 2005.
99.1	Press Release of Atlantic Express Transportation Corp., dated February 15, 2005.
99.2	Press Release of Atlantic Express Transportation Corp., dated March 1, 2005.
99.3	Press Release of Atlantic Express Transportation Corp., dated March 4, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2005
ATLANTIC EXPRESS TRANSPORTATION CORP.

/s/ Neil J. Abitabilo
	Name:	Neil J. Abitabilo
	Title:	Chief Financial Officer